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                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: November 9, 2007


                      TRIBECA GLOBAL MANAGEMENT (ASIA) PTE. LTD.

                      By: /s/ Millie Kim
                         ---------------------------------------
                         Name:  Millie Kim
                         Title: Secretary


                      TRIBECA GLOBAL MANAGEMENT (EUROPE) LTD

                      By: /s/ Millie Kim
                         ----------------------------------------
                         Name:  Millie Kim
                         Title: Secretary


                      TRIBECA GLOBAL MANAGEMENT LLC

                      By: /s/ Millie Kim
                         ----------------------------------------
                         Name:  Millie Kim
                         Title: Secretary


                      CITIGROUP INVESTMENTS INC.

                      By: /s/ Millie Kim
                         ----------------------------------------
                         Name:  Millie Kim
                         Title: Director


                      CITIGROUP INC.

                      By: /s/ Riqueza V. Feaster
                         ----------------------------------------
                         Name:  Riqueza V. Feaster
                         Title: Assistant Secretary